UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2008

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 30, 2008, TranSwitch Corporation (the “Company”) received notice from the Listing Qualifications Department of The NASDAQ Stock Market that the Company’s application to list its common stock on The NASDAQ Capital Market (the “Capital Market”) was approved. The Company’s common stock will begin trading on the Capital Market, and will cease trading on The NASDAQ Global Market, at the opening of business, July 30, 2008. The trading symbol for the Company’s common stock remains “TXCC.”

The NASDAQ Capital Market currently includes over 500 companies and operates in substantially the same manner as the NASDAQ Global Market. Securities listed on the NASDAQ Capital Market satisfy all applicable qualification requirements for NASDAQ securities and all companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards.

On July 30, 2008, the Company issued a press release reporting the receipt of notification from NASDAQ regarding approval of the Company’s application to list its common stock on The NASDAQ Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index, together with the Exhibits listed therein, is incorporated herein by this reference.

(d)	Exhibits.

99.1	Press release dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

July 31, 2008	By: /s/ Robert A. Bosi

Name: Robert A. Bosi Title: Vice President and Chief Financial Officer

TranSwitch Corporation
Exhibit Index

99.1	Press Release dated July 30, 2008.